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                                                                       EXHIBIT 4

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-
CUSIP 590 188 2 31                                                 $15,000,000
                            MERRILL LYNCH & CO., INC.
                       Healthcare/Biotechnology Portfolio
                     Market Index Target-Term Securities(sm)
                              due October 31, 2001

         Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000)(the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, on October 31, 2001 (the "Stated Maturity").

         Payment of the Principal Amount and the Supplemental Redemption Amount and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Security is one of the series of Healthcare/
Biotechnology Portfolio Market Index Target-Term Securities /SM/ due October 31, 2001 (the "Securities").


-----------------
SM      "Market Index Target-Term Securities" is a service mark owned by
         Merrill Lynch & Co., Inc.

Supplemental Redemption Amount
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         The "Supplemental Redemption Amount" with respect to this Security equals:
                             Ending Portfolio Value - Benchmark Portfolio Value Principal Amount X --------------------------------------------------
                                          Benchmark Portfolio Value



provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The value (the "Portfolio Value") of the Healthcare/ Biotechnology Portfolio (herein referred to as the "Portfolio") is calculated and disseminated by the American Stock Exchange (the "AMEX"). The Portfolio Value equaled 100 on the date the Securities were priced for initial offering to the public (the "Pricing Date"). The "Benchmark Portfolio Value" equals 115. The "Ending Portfolio Value" will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent", which term includes any successor thereto) and will equal the average (arithmetic mean) of the closing values of the Portfolio determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Portfolio Value will equal the average (arithmetic mean) of the closing values of the Portfolio on such Calculation Days, and if there is only one Calculation Day, then the Ending Portfolio Value will equal the closing value of the Portfolio on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Portfolio Value will equal the closing value of the Portfolio determined on the last scheduled Portfolio Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Portfolio Business Day prior to the Stated Maturity to and including the second scheduled Portfolio Business Day prior to the Stated Maturity. "Calculation Day" means any Portfolio Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Portfolio Value, a "Portfolio Business Day" is a day on which the AMEX is open for trading and trading generally occurs in the over-the-counter market for equity securities and the Portfolio Value or any successor Portfolio Value is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

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Adjustments to the Portfolio; Market Disruption Events

         If at any time the method of calculating the Portfolio Value is changed in any material respect, or if the Portfolio is in any other way modified so that such Portfolio Value does not, in the opinion of the Calculation Agent, fairly represent the Portfolio Value had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Portfolio Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Portfolio Value as if such changes or modifications had not been made, and calculate such closing value with reference to the Portfolio Value, as adjusted. Accordingly, if the method of calculating the Portfolio Value is modified so that the Portfolio Value is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Portfolio Value), then the Calculation Agent shall adjust such Portfolio Value in order to arrive at a Portfolio Value as if it had not been modified (e.g., as if such split had not occurred).

          "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

                  (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange (the "NYSE") Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of three or more of the stocks comprising the Portfolio (the "Portfolio Securities") on any exchange in the United States or in the over-the-counter market for more than two hours of trading or during the period one-half hour prior to the close of such trading, or

                  (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in the trading of option contracts related to three or more of the Portfolio Securities traded on any exchange for more than two hours of trading or during the period one-half hour prior to the close of such trading.

         For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an

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announced change in the regular business hours of the relevant exchange.

Discontinuance of the Portfolio

         If the AMEX discontinues publication of the Portfolio Value and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Portfolio Value (any such index being referred to hereinafter as a "Successor Portfolio Value"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Portfolio Value as calculated by the AMEX or such other entity for the Portfolio Value and calculate the Ending Portfolio Value as described above in the section entitled "Supplemental Redemption Amount." Upon any selection by the Calculation Agent of a Successor Portfolio Value, the Company shall cause notice thereof to be given to Holders of the Securities.

         If the AMEX discontinues publication of the Portfolio Value and a Successor Portfolio Value is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Portfolio Value for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Portfolio Value prior to any such discontinuance. If a Successor Portfolio Value is selected or the Calculation Agent calculates a value as a substitute for the Portfolio Value as described below, such Successor Portfolio Value or value shall be substituted for the Portfolio Value for all purposes, including for purposes of determining whether a Market Disruption Event exists.

         If the AMEX discontinues publication of the Portfolio Value prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Portfolio Value is available at such time, then on each Business Day until the earlier to occur of
(i) the determination of the Ending Portfolio Value and (ii) a determination by the Calculation Agent that a Successor Portfolio Value is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone.

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General

         This Security is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Company hereby covenants for the benefit of the Holders of the Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

         The Securities are not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

         Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities in the manner and with the effect provided in the Indenture. The amount payable to a Holder of this Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount hereof, will be equal to: (i) $10, plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the Stated Maturity of the Securities.

         In case of default in payment at the maturity date of the Securities (whether at their Stated Maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for. Interest on any overdue Principal Amount or Supplemental Redemption Amount, as the case may be, shall be payable on demand.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount with respect to this Security and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the Securities are exchangeable for a like aggregate principal amount of Securities in authorized denominations, as requested by the Holder surrendering the same. If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, this Security shall be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Securities are so delivered, the Company may make such changes to the form of this Security as are necessary or appropriate to allow for the issuance of such definitive Securities.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture but not in this Security shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series          [Copy of Seal]
designated therein referred to in the
within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee                  Merrill Lynch & Co., Inc.

By:                                                   By:
         Authorized Officer                                    Treasurer

                                                      Attest:
                                                               Secretary

Dated:

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